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                                                                  Exhibit (c)(3)

                     DISTRIBUTION AND UNDERWRITING AGREEMENT

     THIS AGREEMENT (this "Agreement"), entered into as of this 27th day of April, 2006 is among NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION ("Insurance Company"), on behalf of itself and the VARIABLE SEPARATE ACCOUNTS listed in Attachment A (the "Separate Accounts") established by Insurance Company, and NYLIFE DISTRIBUTORS LLC (the "Distributor").

                                   WITNESSETH:

     WHEREAS, Insurance Company has established the Separate Accounts by resolution of its Board of Directors on its books of account, for the purpose of supporting variable life insurance and variable annuity contracts;

     WHEREAS, the Separate Accounts are registered with the Securities and Exchange Commission ("Commission") as unit investment trusts under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, certain flexible premium variable life insurance and variable annuity contracts identified in Attachment A hereto ("Contracts") to be issued by Insurance Company and funded through the Separate Accounts are registered with the Commission under the Securities Act of 1933 (the "1933 Act") for offer and sale to the public, and otherwise are in compliance with all applicable laws;

     WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. (the "NASD"), proposes to act as the principal underwriter and distributor on a non-exclusive agency basis in the marketing and distribution of the Contracts;

     WHEREAS, Insurance Company desires to obtain the services of the Distributor as principal underwriter and distributor of said Contracts issued by Insurance Company and funded through the Separate Accounts; and

     WHEREAS, each of Insurance Company and Distributor hereby agree that the terms and conditions set forth in this Agreement shall supercede and replace the terms and conditions set forth in the Distribution Agreement, dated August 1, 1996, by and between Insurance Company and Distributor.

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Insurance Company, the Separate Accounts and the Distributor hereby agree as follows:

1. The Distributor will serve as principal underwriter and distributor on a non-exclusive agency basis for the Contracts, which will be issued by Insurance Company through the Separate Accounts. Insurance Company shall make the Contracts available to the Distributor for distribution pursuant to this Agreement. The Distributor represents that it will actively engage in its duties under this Agreement on a continuous basis while the
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     registration statements with respect to the Contracts (the "Registration
     Statements") (or any other registration statements filed and declared effective in lieu thereof) remain effective with respect to the Contracts. It is understood that the Distributor has no present intention of engaging in sales of the Contracts on a retail basis and intends to restrict its distribution activities to wholesaling activities.

2. Except in connection with an indemnity obligation under Section 20 of this Agreement, the Distributor shall not expend, nor contract for the expenditure of, the funds of Insurance Company except as expressly provided for by this Agreement. The Distributor shall not possess or exercise any authority on behalf of Insurance Company other than that expressly conferred on the Distributor by this Agreement.

3. The Distributor shall be responsible for its compliance, in connection with its duties as distributor of the Contracts under this Agreement, with the requirements of: (a) the 1934 Act; (b) any state securities laws to the extent broker-dealer registration requirements imposed thereby are applicable to it in performing such duties; (c) the NASD filing requirements with respect to any advertisements and sales literature for the Contracts, regardless of which person prepared such material (provided that any such material that was not prepared by the Distributor has been provided to the Distributor for filing) (d) all applicable state insurance laws and regulations; (e) NASD Conduct Rules ("NASD Rules"); and (f) any other applicable federal or state law, rule or regulation. In the event that the Insurance Company determines that compliance with applicable state insurance laws so requires, Insurance Company shall appoint and maintain the appointment of the Distributor as necessary or appropriate for the Distributor to engage in the offer and sale of the Contracts during the term of this Agreement, and in that regard shall appoint any individuals associated with the Distributor and designated by the Distributor as agents acting on its behalf; provided, however, that Insurance Company reserves the right to refuse to appoint any such person or renew any such appointment or to terminate an appointment, consistent with its duties and responsibilities under applicable insurance law. Insurance Company shall be responsible for the payment of all fees for state insurance appointments for the Distributor and its associated persons and the making of all filings required to effect such appointments during the term of this Agreement. Insurance Company shall also be responsible for the payment of all fees for NASD and state securities registrations for all New York Life Insurance Company employees who are engaged in activities in furtherance of this Agreement. Moreover, the Distributor shall conduct its affairs in accordance with the rules of the NASD (the "NASD Rules").

4. The Insurance Company may recruit selling firms interested in offering Contracts ("Retailers"). The Insurance Company shall not recommend a Retailer for a selling agreement unless the Insurance Company first conducts due diligence and determines that the Retailer meets the standards that may be established jointly by Insurance Company and the Distributor. The Distributor and Insurance Company may jointly enter into selling agreements with Retailers to sell the Contracts. Any such selling arrangement is expressly made subject to this Agreement. Insurance Company shall take all actions necessary to effect the appointment of such registered sales representatives of such Retailers as may from time to time be identified to Insurance Company by the Distributor as qualified to serve as insurance agents of Insurance Company, provided, however, that Insurance Company reserves the right, in its reasonable discretion, to refuse to appoint


                                        2

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     any such person or renew any such appointment or to terminate any appointment, consistent with its duties and responsibilities under applicable law. Notwithstanding anything to the contrary contained in this
     Section 4, all Retailers shall be approved in writing by Insurance Company prior to offering Contracts.

5. Both parties acknowledge their intention that all sales of the Contracts by Retailers be made in accordance with suitability standards, including those established by law, rule or regulation, as well as any standards that may be established by mutual agreement of the Distributor and Insurance Company from time to time.

6.   Warranties.

     (a)  Insurance Company represents and warrants to the Distributor that:

          (i) The Registration Statements (the "Registration Statements") for the Contracts have been filed with the Commission in the form previously delivered to the Distributor;

          (ii) The Registration Statements and any further amendments or supplements thereto will, when they become effective, and the prospectuses and statements of additional information when and as required, constituting part of the Registration Statements (the "Prospectuses") will, at all times, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission under such Acts, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Insurance Company by the Distributor expressly for use therein;

          (iii) Insurance Company is validly existing as a stock life insurance company in good standing under the laws of the state of Delaware, with power (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of other jurisdictions in which it owns any property, or conducts any business, so as to require such qualification. Insurance Company is in compliance in all material respects with the insurance laws, rules and regulations in those states in which it conducts business and will remain in compliance in all material respects with all applicable laws, rules and regulations. The Contracts to be issued through the Separate Accounts and distributed by the Distributor on behalf of Insurance Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto and will comply in all material respects with applicable federal and state law;


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          (iv) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Insurance Company is a party or by which Insurance Company or any of its properties is bound, Insurance Company' charter as a stock life insurance company or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Insurance Company or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Insurance Company of the transactions contemplated by this Agreement, except such as will not have a materially adverse effect on Insurance Company's performance of this Agreement and the consummation by Insurance Company of the transactions contemplated herein;

          (v) To the knowledge of Insurance Company, there are no material legal or governmental proceedings pending to which Insurance Company or the Separate Accounts are parties or of which any property of Insurance Company or the Separate Account is the subject, other than as set forth in the Prospectuses relating to the Contracts, and other than litigation incident to the kind of business conducted by Insurance Company, if determined adversely to Insurance Company, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Insurance Company;

          (vi) Insurance Company shall submit to the Distributor or its designee such reports, materials or data, in such form and signed by such of its officers as the Distributor may reasonably request for the purpose of complying with any applicable federal or state law or regulation; and

          (vii) The Contracts to be issued through the Separate Accounts and distributed by the Distributor on behalf of Insurance Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto and will comply in all material respects with applicable federal and state law.

     (b)  The Distributor represents and warrants to Insurance Company that:

          (i) Distributor is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power (corporate or otherwise) to own its properties and conduct its business as a broker-dealer in securities and has been duly qualified for the transaction of such business and is in good standing under the laws of each other jurisdiction in which it owns any property, or conducts any business, so as to require such qualification.

          (ii) Distributor is a broker-dealer duly registered with the Commission


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               pursuant to the 1934 Act and a member in good standing of the
               NASD, and, where required, is duly registered under and is in compliance in all material respects with the securities laws, rules and regulations in those states in which it conducts business as a broker-dealer and will remain in compliance in all material respects with all applicable federal, state and self-regulatory organization laws, rules and regulations;

          (iii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Distributor is a party or by which the Distributor or any of its properties is bound, the limited liability company agreement of the Distributor, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Distributor or its property; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Distributor of the transactions contemplated by this Agreement;

          (iv) To the extent that any statements or omissions made in the Registration Statements, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to Insurance Company by the Distributor expressly for use therein, such Registration Statements and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission under such Acts and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (v) To the knowledge of the Distributor, there are no material legal or governmental proceedings pending to which the Distributor is a party or of which any property of the Distributor is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by the Distributor, if determined adversely to the Distributor, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of the Distributor.

          (vi) The Distributor shall submit to Insurance Company or its designee such reports, materials or data, in such form and signed by such of its officers as Insurance Company may reasonably request for the purpose of complying with any applicable federal or state law or regulation; and

          (vii) The Distributor has developed and implemented a written anti-money laundering program that is in compliance with the requirements imposed by Section 3011 of the NASD Rules.


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7.   With respect to the issuance and servicing of the Contracts, and execution of transactions thereunder carried out by Insurance Company (or a person acting pursuant to its authorization), Insurance Company shall keep the books and records in a manner and form prescribed by and in accordance with Rules 17a-3 and 17a-4 under the 1934 Act. Insurance Company acknowledges that it shall maintain such books and records and shall make such records and books of account available for inspection by the Distributor and any regulator with jurisdiction over the parties or the Contracts.

8. The Distributor shall use reasonable efforts to provide support to Retailers to facilitate the distribution of the Contracts.

9. Insurance Company, at no cost to the Distributor, shall use best efforts to provide quality service for the owners of the Contracts, including providing policyholder support, administering the Contracts and printing and mailing to existing Contract owners semi-annual and annual reports of the management investment companies that serve as underlying funding vehicles for the Contracts, customer statements and other communications and the Prospectus. Insurance Company shall be responsible for issuing the Contracts and for administering the Contracts and the Separate Account. Subject to the Distributor's approval, which shall not be unreasonably withheld, Insurance Company reserves the right to delegate such duties to a third party administrator; provided, however, that such delegation shall not relieve Insurance Company of any of its responsibility for the performance of such duties in accordance with this Agreement and shall ensure that such third party administrator undertakes in writing to comply with the provisions of Section 22 of this Agreement.

10.  Authorized Marketing Materials.

     (a) The Distributor, in connection with its distribution activities hereunder, will utilize no Prospectus purporting to meet the requirements of Section 10(a) of the 1933 Act other than the one so designated by Insurance Company. As to other types of sales material used in connection with its distribution activities, the Distributor agrees that it will provide to Retailers only such sales materials as have been authorized in writing for use by Insurance Company, and only for the period so authorized, and which (except for Registration Statements, Prospectuses, Statements of Additional Information and other sales materials that the Distributor has determined are not required to be filed with the NASD) have been filed by the Distributor with the NASD. Insurance Company has the right to recall sales materials from use at any time by notice to the Distributor. If sales materials are recalled by Insurance Company, Distributor will promptly cease to use such sales materials and will notify Retailers to promptly cease to use and to destroy any unused materials. The Distributor shall promptly furnish to Insurance Company copies of any letters from the NASD requesting changes in any sales materials used or to be used in connection with its distribution activities hereunder, and shall not, after receipt of such a letter, use such sales materials until Insurance Company shall have approved (or re-approved, as applicable) their use in writing. For purposes of this Agreement, the phrase "sales material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television,


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          telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic communications, the Internet or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article whether in electronic or paper form), Registration Statements, Prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

     (b) The Distributor will not distribute any Prospectus, sales material, or any other printed matter or material in the marketing and distribution of any Contract if, to the knowledge of the Distributor, any of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) Insurance Company agrees that it shall file sales materials with any insurance regulatory authorities as required.

11. Expenses of providing sales presentations, mailings, advertising and any other marketing efforts conducted in connection with the distribution or sale of the Contracts and NASD filing fees for sales materials shall be borne by Insurance Company. Expenses for the Distributor's NASD membership shall be borne by the Distributor.

12. Insurance Company shall, on behalf of the Distributor, upon or prior to completion of each Contract transaction for which a written confirmation is legally required, send a written confirmation to the Contract owner for each such transaction, in a form and manner that complies with all applicable law, including the 1934 Act and the Conduct Rules of the NASD.

13. The Distributor makes no representations or warranties regarding the number of Contracts to be sold or the amount to be paid thereunder.

14. It is understood and agreed that the Distributor may render similar services or act as a distributor or dealer in the distribution of securities products, including mutual funds, 529 college savings plans and private placement securities, and other variable products.

15. Insurance Company reserves the right at any time to suspend or limit the public offering of the subject Contracts.

16. Insurance Company and the Distributor shall each consult and cooperate fully with the other party in connection with any examination or investigation conducted by any federal or state regulatory entity or any self-regulating organization, including any securities regulatory investigation, or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement, and also in connection with a written customer complaint involving Distributor. Each party shall promptly provide to the other parties any materials related to any written customer complaint or notice of any regulatory


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     investigation or proceeding or judicial proceeding received by such party with respect to any other party, or in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract.

17. Neither party may assign its obligations under this Agreement without the prior written consent of the other party. The term "assigned" shall not include any transaction exempted from Section 15 of the 1940 Act and the rules promulgated thereunder.

18. This Agreement shall terminate, without the payment of any penalty by either party:

     (a) at the option of Insurance Company, upon 60 days' advance written notice to the Distributor; or

     (b) at the option of the Distributor, upon 60 days' advance written notice to Insurance Company; or

     (c) at the option of either party upon institution of formal proceedings against the other party by the NASD, the Commission or any state securities or insurance regulator; or

     (d) at the option of either party, if the other party or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; or (ii) violates the conditions of this Agreement.

19. Each notice required by this Agreement may be given by telephone or telefax and confirmed in writing. Notices shall be delivered as follows:

     If to Insurance Company or the Separate Account:

     New York Life Insurance and Annuity Corporation


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               Attention: John R. Meyer
               Facsimile: (646) 348-7487

          with a copy to:

               Office of the General Counsel
               New York Life Insurance Company

               Attention: Charles A. Whites, Jr., Esq.
               Facsimile: (212) 576-8339

          If to the Distributor:

          NYLIFE Distributors LLC

               Attention: Brian A. Murdock
               Facsimile: (212) 576-5192

          with a copy to:

               Attention: Marguerite E. Morrison, Esq.
               Facsimile: (973) 394-4637

20.

     (a) Insurance Company shall indemnify and hold harmless the Distributor and each of its officers and directors and each person, if any, who controls the Distributor within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Distributor or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectuses or any other written sales material prepared by Insurance Company which is utilized by the Distributor in connection with the sale of Contracts or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement, Prospectus and SAI), or in the case of such other sales material, necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (2) Insurance Company's negligence, misconduct, failure to comply with applicable law or other material breach of this Agreement (including any material breach of Insurance Company's representations and warranties hereunder) and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with defending any such loss, claim, damage, liability or action, provided, however, that Insurance


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          Company will not be liable in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus or any other sales material in conformity with information furnished by the Distributor to Insurance Company specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect the Distributor against any liability to Insurance Company or the Contract Owners to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard by the Distributor of its obligations and duties under this Agreement.

     (b) The Distributor will likewise indemnify and hold harmless Insurance Company, each of its directors and officers and each person, if any, who controls Insurance Company within the meaning of the 1933 Act to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to Insurance Company by the Distributor specifically for use therein or for the Distributor's negligence, misconduct, failure to comply with applicable law or other material breach of this Agreement (including any material breach of the Distributor's representations and warranties hereunder) and will reimburse Insurance Company and each such controlling person for any legal or other expenses reasonably incurred by Insurance Company or such controlling person in connection with defending any such loss, claim, damage, liability or action.

          Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 20 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 20 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person on account of this Section
          20. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

     In no event shall any party under this Agreement be liable for lost profits or for exemplary, special, punitive or consequential damages alleged to have been sustained by the other party.

21. This Agreement shall be subject to the laws of the State of New York, without regard to the conflicts of law principles thereof, and construed so as to interpret the Contracts as variable life insurance contracts written within the business operation of Insurance Company.

22. "Confidential Information" of a party shall mean all confidential or proprietary information, including trade secrets of such party and any documentation of such, the


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     terms of this Agreement and any "non-public personal information" related to "customers" or "consumers" as those terms are defined by the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time (the "GLB Act"), the regulations promulgated thereunder or other applicable law. All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information. Neither party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without the other party's prior written consent. Notwithstanding the foregoing sentence, each party shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its officers, affiliates, agents, subcontractors and employees solely to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by the GLB Act, the regulations promulgated thereunder or other applicable law; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, affiliates, agents, subcontractors and employees. The obligations in this
     Section 22 shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court, government agency or self regulatory organization of which a party is a member (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (1) is developed by the other party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date between the parties hereto or (5) is otherwise rightfully received by a party free of any obligation of confidentiality. If the GLB Act, the regulations promulgated thereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality with respect to the Confidential Information, such standard shall prevail over the provisions of Section 22 of this Agreement. Each party shall implement those safeguards necessary for the protection of consumers and customer records and information in accordance with the GLB Act, the regulations promulgated thereunder, and any applicable interpretive guidance or other applicable law. In addition, each party shall restrict access to customer information to those persons who need to know such information to discharge the duties and obligations set forth in this Agreement or as otherwise permissible by law or regulation.

23. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

24. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto.

25. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist


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     upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

26. If the Agreement terminates, the parties agree that Sections 20, 22 and 24 shall remain in effect after termination.

27. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement.

28. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or the rules of any self-regulatory organization to which such party is a member or prohibit a party from taking action required by applicable federal or state law or the rules of any self-regulatory organization to which such party is a member, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

29. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

30. This Agreement is not intended to confer upon any person other than the parties hereto, any rights or remedies hereunder.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed on the date first stated above.

                                        NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION



                                        By:   /s/ John R. Meyer
                                            ------------------------------------
                                        Name: John R. Meyer
                                        Title: Senior Vice President



                                        NYLIFE DISTRIBUTORS LLC



                                        By:   /s/ Brian A. Murdock
                                            ------------------------------------
                                        Name: Brian A. Murdock
                                        Title: President

                                                                    ATTACHMENT A

VARIABLE ANNUITY CONTRACTS

Facilitator(R) Multi-Funded Retirement Annuity
New York Life LifeStages(R) Flexible Premium Variable Annuity
New York Life LifeStages(R) Variable Annuity
LifeStages(R) Access Variable Annuity
LifeStages(R) Essentials Variable Annuity
LifeStages(R) Premium Plus Variable Annuity
LifeStages(R) Premium Plus II Variable Annuity
LifeStages(R) Select Variable Annuity
LifeStages(R) Elite Variable Annuity
LifeStages(R) Premium Plus Elite Variable Annuity
LifeStages(R) Longevity Benefit Variable Annuity
MainStay Plus Variable Annuity
MainStay Access Variable Annuity
MainStay Plus II Variable Annuity
MainStay Premium Plus Variable Annuity
MainStay Premium Plus II Variable Annuity
MainStay Select Variable Annuity
MainStay Elite Variable Annuity
Flexible Premium Variable Universal Life
NYLIAC Variable Universal Life 2000
NYLIAC Survivorship Variable Universal Life
NYLIAC Single Premium Variable Universal Life
NYLIAC Pinnacle Variable Universal Life
NYLIAC Pinnacle Survivorship Variable Universal Life
NYLIAC Variable Universal Life Provider
NYLIAC Corporate Sponsored Variable Universal Life
CorpExec VUL: Corporate Executive Series Variable Universal Life
Variable Life Insurance (VLI - no longer being offered)

VARIABLE SEPARATE ACCOUNTS

NYLIAC MFA Separate Account I
NYLIAC MFA Separate Account II
NYLIAC Variable Annuity Separate Account - I
NYLIAC Variable Annuity Separate Account - II
NYLIAC Variable Annuity Separate Account - III
NYLIAC Variable Annuity Separate Account - IV
NYLIAC Variable Universal Life Separate Account - I
NYLIAC Corporate Sponsored Variable Universal Life Separate Account - I Variable Life Insurance (product no longer being offered)